UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

 001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2022, the Company announced that Mr. Jason Brown, the President and Chief Executive Officer of Evolution Petroleum Corporation (the “Company”) is departing as the President and Chief Executive Officer of the Company to pursue other opportunities. In connection with Mr. Brown’s departure, the Board appointed Mr. Kelly W. Loyd interim President and Chief Executive Officer effective immediately. The Board intends to immediately initiate a search process.

Mr. Loyd, 48, has been a director of the Company since 2008 and currently chairs the Investment Committee of the Board. Since 2004, Mr. Loyd has been associated with Petralis Energy Partners, LLC and JVL Advisors, LLC, both being private energy investment vehicles. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company, Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University.

In conjunction with Mr. Loyd serving as interim President and Chief Executive Officer of the Company, he will receive cash compensation of $27,000 per month, in lieu of his regular board compensation, which is approximately the monthly cash equivalent to the current base pay paid to Mr. Brown for his service in those roles.

Mr. Loyd does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Mr. Loyd had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 5, 2022, the Company issued a press release relating to the events described in Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Evolution Petroleum Corporation Press Release dated July 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date:	July 5, 2022	By:	/s/ RYAN STASH
		Name:	Ryan Stash
		Title:	Senior Vice President and Chief Financial Officer